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                                                         FILED MARCH 12, 1997
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         MARCH 12, 1997 (MARCH 11, 1997)
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                         Commission File Number 1-10718

                                 TPC CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                 76-0091595
  (STATE OR OTHER JURISDICTION                     (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)


                         200 WESTLAKE PARK BOULEVARD
                                  SUITE 1000
                              HOUSTON, TEXAS 77079
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                (281) 597-6200
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 5.   OTHER EVENTS

     On March 11, 1997, TPC Corporation, a Delaware corporation "TPC," entered into a definitive merger agreement with PacifiCorp Holdings, Inc., a wholly owned subsidiary of PacifiCorp. Under the terms of the merger agreement, which was approved by TPC's Board of Directors at a meeting held on March 11, 1997, PacifiCorp, through a subsidiary, will commence a tender offer on Tuesday, March 18, 1997, to purchase all outstanding shares of TPC common stock for $13.41 per share. The aggregate purchase price is expected to be approximately $288 million.

     The tender offer is conditioned, among other things, upon the tender of TPC shares which represent at least a majority of the outstanding shares on a fully-diluted basis. In the merger to occur following consummation of the tender offer, each share of TPC common stock which is outstanding and not purchased pursuant to the tender offer will be converted into the right to receive $13.41 in cash.

     PHI and TPC expect that the necessary filings with the Securities and Exchange Commission in connection with the tender offer will be made early next week, and that the tender offer documents will be mailed to TPC's shareholders promptly thereafter.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 12, 1997.

                                             TPC CORPORATION


                                             By
                                               ------------------------------
                                                       M. Scott Jones
                                                       Vice President